Exhibit 5.1

4500 Bankers Hall East
855 2nd Street SW
Calgary Alberta
Canada T2P 4K7
Tel 403.298.3100
Fax 403.265.7219
www.bennettjones.ca
September 8, 2006
Pengrowth Corporation
Pengrowth Energy Trust
2900, 240 - 4th Ave SW
Calgary, AB T2P 4H4
Re: Registration Statement on Form F-10 for Pengrowth Energy Trust
We have acted as Canadian counsel to Pengrowth Energy Trust (“Pengrowth”) in connection with the prospectus included in the registration statement filed by Pengrowth on Form F-10 (the “Registration Statement”) being filed on September 8, 2006 by Pengrowth with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended.
We know that we are referred to under the headings “Enforceability of Civil Liabilities” and “Certain Canadian Income Tax Considerations” in the prospectus forming a part of the Registration Statement, and we hereby consent to such uses of our name and opinion in the Registration Statement.
We also consent to references to us in the Information Circular — Proxy Statement dated May 16, 2006 of Pengrowth, which is incorporated by reference in the Registration Statement.
Yours truly,
BENNETT JONES LLP